Exhibit 10.14
AGREEMENT AND PLAN OF REORGANIZATION
     This is an Agreement and Plan of Reorganization dated as of _____________, 2010, by Bravo Development Holdings LLC, a Delaware limited liability company (“BDH”), and Bravo Brio Restaurant Group, Inc., an Ohio corporation (“BBRG”).
     The parties, intending to accomplish reorganizations under section 368(a)(1) of the Internal Revenue Code of 1986, as amended, agree as follows:
     1. BBRG, BDH and the other shareholders of BBRG (such other shareholders, the “Individual Shareholders”) shall enter into an exchange agreement substantially in the form attached as Exhibit 1 hereto (the “Agreement”), pursuant to which BDH will exchange (the “BDH Exchange”) all of its assets, which consist solely of shares of BBRG’s Common Stock, par value $.001 per share, and shares of BBRG’s Series A 14% Cumulative Compounding Preferred Stock, par value $.001 per share, for new Common Shares, no par value per share, of BBRG (the “BDH Shares”). Other than as set forth in the Agreement, BBRG shall assume no liabilities of BDH in connection with the BDH Exchange.
     2. In addition, pursuant to the Agreement, the Individual Shareholders will exchange all of their shares of BBRG’s Common Stock, par value $.001 per share, and shares of BBRG’s Series A 14% Cumulative Compounding Preferred Stock, par value $.001 per share, for new Common Shares, no par value per share, of BBRG (the “Recapitalization”).
     3. Immediately following the effectiveness of the BDH Exchange, BDH will distribute the BDH Shares to its members as a liquidating distribution (the “Distribution”).
     4. BDH will, after the BDH Exchange and Distribution, take all additional steps necessary to wind up and dissolve (the “Dissolution”) under the laws of Delaware on or before June 30, 2011. If the Dissolution cannot be completed prior to December 31, 2010, BDH may make an “entity classification election” and as a result be deemed to liquidate for U.S. federal income tax purposes prior to the date on which the Dissolution is complete.
     5. As a result of the transactions contemplated in paragraphs 1, 3 and 4 above (the “BDH Reorganization”), BBRG will receive all of the assets of BDH. The effect of the transactions will be to transfer all assets of BDH to BBRG in exchange for the BDH Shares, followed by the distribution of the BDH Shares in liquidation of BDH.

     This Agreement and Plan of Reorganization is adopted as a plan of reorganization for purposes of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.368-2(g), with respect to each of the BDH Reorganization and the Recapitalization.

BRAVO BRIO RESTAURANT GROUP, INC.

By:
Title:

BRAVO DEVELOPMENT HOLDINGS, LLC

By:
Title:

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